Meta Reports Fourth Quarter and Full Year 2022 Results

MENLO PARK, Calif. – February 1, 2023 – Meta Platforms, Inc. (Nasdaq: META) today reported financial results for the quarter and full year ended December 31, 2022.

"Our community continues to grow and I'm pleased with the strong engagement across our apps. Facebook just reached the milestone of 2 billion daily actives," said Mark Zuckerberg, Meta founder and CEO. "The progress we're making on our AI discovery engine and Reels are major drivers of this. Beyond this, our management theme for 2023 is the 'Year of Efficiency' and we're focused on becoming a stronger and more nimble organization."

Fourth Quarter and Full Year 2022 Financial Highlights

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
In millions, except percentages and per share amounts	2022	2021		2022	2021
Revenue	$32,165	$33,671	(4)%	$116,609	$117,929	(1)%
Costs and expenses	25,766	21,086	22%	87,665	71,176	23%
Income from operations	$6,399	$12,585	(49)%	$28,944	$46,753	(38)%
Operating margin	20%	37%		25%	40%
Provision for income taxes	$1,497	$2,417	(38)%	$5,619	$7,914	(29)%
Effective tax rate	24%	19%		19%	17%
Net income	$4,652	$10,285	(55)%	$23,200	$39,370	(41)%
Diluted earnings per share (EPS)	$1.76	$3.67	(52)%	$8.59	$13.77	(38)%

Fourth Quarter and Full Year 2022 Operational and Other Financial Highlights

•Family daily active people (DAP) – DAP was 2.96 billion on average for December 2022, an increase of 5% year-over-year.
•Family monthly active people (MAP) – MAP was 3.74 billion as of December 31, 2022, an increase of 4% year-over-year.
•Facebook daily active users (DAUs) – DAUs were 2.00 billion on average for December 2022, an increase of 4% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 2.96 billion as of December 31, 2022, an increase of 2% year-over-year.
•Ad impressions and price per ad – In the fourth quarter of 2022, ad impressions delivered across our Family of Apps increased by 23% year-over-year and the average price per ad decreased by 22% year-over-year. For the full year 2022, ad impressions increased by 18% year-over-year and the average price per ad decreased by 16% year-over-year.
•Revenue – Revenue was $32.17 billion and $116.61 billion, a decrease of 4% and 1% year-over-year for the fourth quarter and full year 2022, respectively. Had foreign exchange rates remained constant with the same periods of 2021, revenue would have been $2.01 billion and $5.96 billion higher, an increase of 2% and 4% on a constant currency basis for the fourth quarter and full year 2022, respectively.
•Costs and expenses – Total costs and expenses were $25.77 billion and $87.66 billion, an increase of 22% and 23% year-over-year for the fourth quarter and full year 2022, respectively. This includes charges related to our restructuring efforts of $4.20 billion and $4.61 billion in the fourth quarter and full year 2022, respectively.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $9.22 billion and $32.04 billion for the fourth quarter and full year 2022, respectively.
•Share repurchases – We repurchased $6.91 billion and $27.93 billion of our Class A common stock in the fourth quarter and full year 2022, respectively. As of December 31, 2022, we had $10.87 billion available and authorized for repurchases. We also announced today a $40 billion increase in our share repurchase authorization.
•Cash, cash equivalents, and marketable securities – Cash, cash equivalents, and marketable securities were $40.74 billion as of December 31, 2022.
•Long-term debt – Long-term debt was $9.92 billion as of December 31, 2022.
•Headcount – Headcount was 86,482 as of December 31, 2022, an increase of 20% year-over-year. Our reported headcount includes a substantial majority of the approximately 11,000 employees impacted by the layoff we announced in November 2022, who will no longer be reflected in our headcount by the end of the first quarter of 2023.

Restructuring

During the quarter ended December 31, 2022, we took several measures to pursue greater efficiency and to realign our business and strategic priorities. This includes a facilities consolidation strategy to sublease, early terminate, or abandon several office buildings under operating leases, a layoff of approximately 11,000 of our employees across the FoA and RL segments, and a pivot towards a next generation data center design, including cancellation of multiple data center projects.

A summary of our restructuring charges during the three months ended December 31, 2022 by major activity type is as follows (in millions):

	Facilities Consolidation	Severance and Other Personnel Costs	Data Center Assets	Total
Cost of revenue	$121	$—	$1,341	$1,462
Research and development	1,080	408	—	1,488
Marketing and sales	330	234	—	564
General and administrative	351	333	—	684
Total	$1,882	$975	$1,341	$4,198

Total restructuring charges recorded under our FoA segment were $3.76 billion and RL segment were $440 million during the fourth quarter of 2022. Excluding these charges, our operating margin would have been 13 percentage points higher, our effective tax rate would have been one percentage point lower, and our diluted EPS would have been $1.24 higher for the fourth quarter of 2022. The impact of the severance and other personnel costs recorded in the fourth quarter of 2022 was not material after offsetting with the savings from the decreases in payroll, bonus and other benefits expenses.

CFO Outlook Commentary

We expect first quarter 2023 total revenue to be in the range of $26-28.5 billion. Our guidance assumes foreign currency will be an approximately 2% headwind to year-over-year total revenue growth in the first quarter, based on current exchange rates.

We anticipate our full-year 2023 total expenses will be in the range of $89-95 billion, lowered from our prior outlook of $94-100_billion due to slower anticipated growth in payroll expenses and cost of revenue. We now expect to record an estimated $1 billion in restructuring charges in 2023 related to consolidating our office facilities footprint. This is down from our prior estimate of $2 billion as we recorded a portion of the charges in the fourth quarter of 2022. We may incur additional restructuring charges as we progress further in our efficiency efforts.

We expect capital expenditures to be in the range of $30-33 billion, lowered from our prior estimate of $34-37 billion. The reduced outlook reflects our updated plans for lower data center construction spend in 2023 as we shift to a new data center architecture that is more cost efficient and can support both AI and non-AI workloads. Substantially all of our capital expenditures continue to support the Family of Apps.

Absent any changes to U.S. tax law, we expect our full-year 2023 tax rate percentage to be in the low twenties.

In addition, as previously noted, we continue to monitor developments regarding the viability of transatlantic data transfers and their potential impact on our European operations.

Webcast and Conference Call Information

Meta will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Meta's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Meta uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (facebook.com/zuck) and Instagram account (instagram.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (800) 633-8284 or +1 (402) 977-9140, conference ID 22025147.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Meta

Meta builds technologies that help people connect, find communities, and grow businesses. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram and WhatsApp further empowered billions around the world. Now, Meta is moving beyond 2D screens toward immersive experiences like augmented and virtual reality to help build the next evolution in social technology.

Contacts

Investors:
Deborah Crawford
investor@meta.com / investor.fb.com

Press:
Ryan Moore
press@meta.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of macroeconomic conditions on our business and financial results, including as a result of the COVID-19 pandemic and geopolitical events; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; changes to the content or application of third-party policies that impact our advertising practices; risks associated with new products and changes to existing products as well as other new business initiatives, including our metaverse efforts; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy, legislative, and regulatory concerns or developments; risks associated with acquisitions; security breaches; and our ability to manage our scale and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on October 27, 2022, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. In addition, please note that the date of this press release is February 1, 2023, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three months and full year ended December 31, 2022 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment, net of proceeds and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$32,165	$33,671	$116,609	$117,929
Costs and expenses:
Cost of revenue	8,336	6,348	25,249	22,649
Research and development	9,771	7,046	35,338	24,655
Marketing and sales	4,574	4,387	15,262	14,043
General and administrative	3,085	3,305	11,816	9,829
Total costs and expenses	25,766	21,086	87,665	71,176
Income from operations	6,399	12,585	28,944	46,753
Interest and other income (expense), net	(250)	117	(125)	531
Income before provision for income taxes	6,149	12,702	28,819	47,284
Provision for income taxes	1,497	2,417	5,619	7,914
Net income	$4,652	$10,285	$23,200	$39,370
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$1.76	$3.72	$8.63	$13.99
Diluted	$1.76	$3.67	$8.59	$13.77
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,638	2,765	2,687	2,815
Diluted	2,640	2,799	2,702	2,859
Share-based compensation expense included in costs and expenses:
Cost of revenue	$186	$149	$768	$577
Research and development	2,366	1,882	9,361	7,106
Marketing and sales	239	206	1,004	837
General and administrative	217	169	859	644
Total share-based compensation expense	$3,008	$2,406	$11,992	$9,164

META PLATFORMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$14,681	$16,601
Marketable securities	26,057	31,397
Accounts receivable, net	13,466	14,039
Prepaid expenses and other current assets	5,345	4,629
Total current assets	59,549	66,666
Non-marketable equity securities	6,201	6,775
Property and equipment, net	79,518	57,809
Operating lease right-of-use assets	12,673	12,155
Intangible assets, net	897	634
Goodwill	20,306	19,197
Other assets	6,583	2,751
Total assets	$185,727	$165,987

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,990	$4,083
Partners payable	1,117	1,052
Operating lease liabilities, current	1,367	1,127
Accrued expenses and other current liabilities	19,552	14,873
Total current liabilities	27,026	21,135
Operating lease liabilities, non-current	15,301	12,746
Long-term debt	9,923	—
Other liabilities	7,764	7,227
Total liabilities	60,014	41,108
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	64,444	55,811
Accumulated other comprehensive loss	(3,530)	(693)
Retained earnings	64,799	69,761
Total stockholders' equity	125,713	124,879
Total liabilities and stockholders' equity	$185,727	$165,987

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net income	$4,652	$10,285	$23,200	$39,370
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,376	2,014	8,686	7,967
Share-based compensation	3,008	2,406	11,992	9,164
Deferred income taxes	(1,173)	748	(3,286)	609
Impairment charges for leases and leasehold improvements	1,805	—	2,218	—
Abandonment charges for data center assets	1,341	—	1,341	—
Fair value adjustments for non-marketable securities	328	(16)	463	(232)
Other	244	50	178	105
Changes in assets and liabilities:
Accounts receivable	(1,698)	(2,038)	231	(3,110)
Prepaid expenses and other current assets	854	817	162	(1,750)
Other assets	54	(165)	(106)	(349)
Accounts payable	876	876	210	1,436
Partners payable	102	151	90	(12)
Accrued expenses and other current liabilities	1,303	2,562	4,210	3,544
Other liabilities	439	414	886	941
Net cash provided by operating activities	14,511	18,104	50,475	57,683
Cash flows from investing activities
Purchases of property and equipment	(9,043)	(5,401)	(31,431)	(18,690)
Proceeds relating to property and equipment	55	31	245	123
Purchases of marketable debt securities	(741)	(6,093)	(9,626)	(30,407)
Sales of marketable debt securities	1,750	16,340	11,083	31,671
Maturities of marketable debt securities	513	1,598	2,075	10,915
Purchases of non-marketable equity securities	—	(2)	(5)	(47)
Acquisitions of businesses and intangible assets	(62)	(521)	(1,312)	(851)
Other investing activities	(3)	(123)	1	(284)
Net cash provided by (used in) investing activities	(7,531)	5,829	(28,970)	(7,570)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(656)	(1,507)	(3,595)	(5,515)
Repurchases of Class A common stock	(6,863)	(20,063)	(27,956)	(44,537)
Proceeds from issuance of long-term debt, net	—	—	9,921	—
Principal payments on finance leases	(235)	(172)	(850)	(677)
Other financing activities	695	—	344	1
Net cash used in financing activities	(7,059)	(21,742)	(22,136)	(50,728)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	424	(130)	(638)	(474)
Net increase (decrease) in cash, cash equivalents, and restricted cash	345	2,061	(1,269)	(1,089)
Cash, cash equivalents, and restricted cash at beginning of the period	15,251	14,804	16,865	17,954
Cash, cash equivalents, and restricted cash at end of the period	$15,596	$16,865	$15,596	$16,865

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$14,681	$16,601	$14,681	$16,601
Restricted cash, included in prepaid expenses and other current assets	294	149	294	149
Restricted cash, included in other assets	621	115	621	115
Total cash, cash equivalents, and restricted cash	$15,596	$16,865	$15,596	$16,865

META PLATFORMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Supplemental cash flow data
Cash paid for income taxes, net	$1,760	$606	$6,407	$8,525
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$3,319	$3,404	$3,319	$3,404
Acquisition of businesses in accrued expenses and other current liabilities and other liabilities	$291	$73	$291	$73
Other current assets through financing arrangement in accrued expenses and other current liabilities	$16	$508	$16	$508
Repurchases of Class A common stock in accrued expenses and other current liabilities	$310	$340	$310	$340

Segment Results

We report our financial results for our two reportable segments: Family of Apps (FoA) and Reality Labs (RL). FoA includes Facebook, Instagram, Messenger, WhatsApp, and other services. RL includes augmented and virtual reality related consumer hardware, software, and content.

The following table presents our segment information of revenue and income (loss) from operations:

Segment Information
(In millions)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Advertising	$31,254	$32,639	$113,642	$114,934
Other revenue	184	155	808	721
Family of Apps	31,438	32,794	114,450	115,655
Reality Labs	727	877	2,159	2,274
Total revenue	$32,165	$33,671	$116,609	$117,929

Income (loss) from operations:
Family of Apps	$10,678	$15,889	$42,661	$56,946
Reality Labs	(4,279)	(3,304)	(13,717)	(10,193)
Total income from operations	$6,399	$12,585	$28,944	$46,753

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP revenue	$32,165	$33,671	$116,609	$117,929
Foreign exchange effect on 2022 revenue using 2021 rates	2,012		5,956
Revenue excluding foreign exchange effect	$34,177		$122,565
GAAP revenue year-over-year change %	(4)%		(1)%
Revenue excluding foreign exchange effect year-over-year change %	2%		4%
GAAP advertising revenue	$31,254	$32,639	$113,642	$114,934
Foreign exchange effect on 2022 advertising revenue using 2021 rates	1,977		5,896
Advertising revenue excluding foreign exchange effect	$33,231		$119,538
GAAP advertising revenue year-over-year change %	(4)%		(1)%
Advertising revenue excluding foreign exchange effect year-over-year change %	2%		4%

Net cash provided by operating activities	$14,511	$18,104	$50,475	$57,683
Purchases of property and equipment, net	(8,988)	(5,370)	(31,186)	(18,567)
Principal payments on finance leases	(235)	(172)	(850)	(677)
Free cash flow	$5,288	$12,562	$18,439	$38,439